SHIRE ACQUISITIONS INVESTMENTS IRELAND
DESIGNATED ACTIVITY COMPANY
as Issuer
SHIRE LIMITED
as Guarantor
TAKEDA PHARMACEUTICAL COMPANY LIMITED
as Guarantor
BAXALTA INCORPORATED
as Guarantor
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee
___________________
FOURTH SUPPLEMENTAL INDENTURE
Dated as of July 2, 2019 to the
INDENTURE
Dated as of September 23, 2016
as supplemented by the
FIRST SUPPLEMENTAL INDENTURE
Dated as of September 23, 2016, the
SECOND SUPPLEMENTAL INDENTURE
Dated as of December 1, 2016, and the
THIRD SUPPLEMENTAL INDENTURE
Dated as of February 4, 2019
___________________

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

Section 1.01	Relation to Indenture 2

Section 1.02	Definition of Terms 2
ARTICLE II
ASSUMPTION BY TAKEDA

Section 2.01	Assumption by Takeda 3

Section 2.02	Takeda to be Substituted; Release of Shire 3

Section 2.03	Release of Takeda Guarantee 3
ARTICLE III
MISCELLANEOUS

Section 3.01	Ratification of Indenture 3

Section 3.02	Trustee Not Responsible for Recitals 3

Section 3.03	Governing Law 3

Section 3.04	Waiver of Trial by Jury 3

Section 3.05	Table of Contents, Headings, etc. 4

Section 3.06	Execution in Counterparts. 4

Section 3.07	Separability; Benefits 4

i

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of July 2, 2019, is among SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC, an Irish designated activity company (the “Company”), as Issuer, SHIRE Limited, formerly known as Shire plc (“Shire”), a Jersey public company, as Guarantor, TAKEDA PHARMACEUTICAL COMPANY LIMITED (“Takeda”), a Japanese joint stock corporation, as Guarantor, BAXALTA INCORPORATED, a Delaware corporation and wholly owned subsidiary of Shire (“Baxalta”), as Guarantor, and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Trustee”), as Trustee.
R E C I T A L S
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 23, 2016, among the Company, Shire and the Trustee (the “Base Indenture”), for the issuance from time to time of series of Securities of the Company (“Securities”), as supplemented by a supplemental indenture thereto, dated as of September 23, 2016, among the Company, Shire and the Trustee (the “First Supplemental Indenture”), providing for the establishment of four series of Securities pursuant to Section 2.02 of the Base Indenture, known as the (i) 1.900% Senior Notes due 2019 (the “2019 Notes”), (ii) 2.400% Senior Notes due 2021 (the “2021 Notes”), (iii) 2.875% Senior Notes due 2023 (the “2023 Notes”) and (iv) the 3.200% Senior Notes due 2026 (the “2026 Notes” and, together with the 2019 Notes, the 2021 Notes and the 2023 Notes, the “Notes”), the form, substance, terms, provisions and conditions of which were set forth in the Base Indenture and the First Supplemental Indenture (the Base Indenture, as amended, supplemented and modified by the First Supplemental Indenture, the Second Supplemental Indenture referred to herein and the Third Supplemental Indenture referred to herein or otherwise from time to time, shall be referred to herein as the “Indenture”);
WHEREAS, pursuant to Section 6.01 of the First Supplemental Indenture, Baxalta previously agreed to execute and deliver to the Trustee the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of December 1, 2016, pursuant to which Baxalta fully and unconditionally guaranteed on a direct, unsecured basis the due and punctual payment of the principal of, and any premium and interest on, the Notes and all other amounts, if any, under the Indenture in respect of the Notes when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise on the terms and conditions set forth therein and in the Indenture;
WHEREAS, on January 8, 2019, Takeda acquired all of the issued and to-be-issued common shares of Shire pursuant to a Scheme of Arrangement under the laws of Jersey, and Shire became a wholly owned subsidiary of Takeda, and, subsequently , the Company, Takeda, Shire and Baxalta executed and delivered to the Trustee the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated February 4, 2019, pursuant to which Takeda fully and unconditionally guaranteed on a direct, unsecured basis the due and punctual payment of the principal of, and any premium and interest on, the Notes and all other amounts, if any, under the Indenture in respect of the Notes when and as such principal, premium, if any, interest and other amounts, if any, become due and payable, whether at maturity or otherwise on the terms and conditions set forth therein and in the Indenture;
WHEREAS, the directors of Shire are contemplating the potential commencement of proceedings for the voluntary liquidation of Shire under the laws of Jersey (the “Shire Liquidation”), in connection with which substantially all of the assets of Shire would be conveyed to Takeda (the “Conveyance”);
WHEREAS, Section 11.01 of the Base Indenture provides, among other things:
(1) that Shire will not, in a single transaction or through a series of related transactions, sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person (other than a Subsidiary), unless (a) Shire shall be the continuing Person or, if Shire is not the continuing Person, then the Person to which substantially all of Shire’s assets are so transferred or otherwise disposed shall be a designated activity company, corporation or limited liability company organized and existing under the laws of Ireland, Jersey or any other jurisdiction in the Channel Islands, the United Kingdom, the United States of America or any state thereof or the District of Columbia, Bermuda, the Cayman Islands, or any jurisdiction that is a member country of the Organization for Economic Co-Operation and Development as of the date of the Base Indenture and such successor Person shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by, Shire under the Indenture and each series of Securities by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person;
(2) immediately after giving pro forma effect to such sale, conveyance, transfer or other disposition, such successor Person shall not be in default in the performance of any covenant or condition under this Indenture, and no Event of Default shall have occurred and be continuing;
(3) Shire shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and supplemental indenture (if any) comply with the Indenture; and
(4) In the event of any such sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor Person, the predecessor company may be dissolved, wound up or liquidated at any time thereafter;
WHEREAS, Section 11.02 of the Base Indenture provides, among other things, that in case of any such conveyance, transfer or other disposition, and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for Shire, with the same effect as if it had been named in the Indenture as Shire, and Shire, as the case may be, shall be relieved of any further obligation under this Indenture and under the Securities;
WHEREAS, Takeda is a corporation organized and existing under the laws of Japan, which was as of the date of the Base Indenture and is as of the date hereof a member country of the Organization of Economic Co-Operation and Development, and has resolved to assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by, Shire under the Indenture and each series of Securities by this supplemental indenture, and immediately after giving pro forma effect to the conveyance of all of the assets of Shire to Takeda, Takeda shall not be in default in the performance of any covenant or condition under this Indenture, and no Event of Default shall have occurred and be continuing, and Shire has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the proposed conveyance and supplemental indenture (if any) comply with the Indenture;
WHEREAS, Section 10.01(a) of the Base Indenture provides, among other things, for the Company, Shire and the Trustee from time to time and at any time, without the consent of the holders of the Securities of any series, to enter into an indenture or indentures supplemental to the Base Indenture to evidence the succession of another designated activity company, corporation or limited liability company to Shire or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of Shire pursuant to Article 11 of the Base Indenture;
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article I
DEFINITIONS
Section 1.01    Relation to Indenture. This Fourth Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.02    Definition of Terms. For all purposes of this Fourth Supplemental Indenture:
(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture or the subsequent Supplemental Indentures, as applicable;
(b)    a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;
(c)    the singular includes the plural and vice versa;

headings are for convenience of reference only and do not affect interpretation.
The terms “Base Indenture,” “Baxalta,” “Company,” “First Supplemental Indenture,” “Fourth Supplemental Indenture,” “Indenture,” “Notes,” “Second Supplemental Indenture,” “Securities,” “Shire,” “Third Supplemental Indenture,” “Trustee,” “2019 Notes,” “2021 Notes,” “2023 Notes” and “2026 Notes” shall have the respective meanings set forth in the recitals to this Fourth Supplemental Indenture and the paragraph preceding such recitals.
ARTICLE II
ASSUMPTION BY TAKEDA
Section 2.01    Assumption by Takeda. Pursuant to the provisions of Section 11.01 of the Base Indenture, Takeda hereby agrees expressly to assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by, Shire under the Indenture and each series of Securities (such assumption, the “Takeda Assumption”), in each case, pursuant to the terms of the Indenture.
The Takeda Assumption will automatically take effect immediately prior to the Conveyance without any further action on the part of any of the Company, Takeda, Shire, Baxalta, the Trustee or any other Person (but not before such time); provided, that if either of the Shire Liquidation or the Conveyance are not consummated, the Takeda Assumption shall have no effect.
Following the effectiveness of the Takeda Assumption as provided for herein, pursuant to Section 11.01 of the Base Indenture, Shire may be dissolved, wound up or liquidated at any time.
Section 2.02    Takeda to be Substituted; Release of Shire. Pursuant to Section 11.02 of the Base Indenture, upon the effectiveness of the Takeda Assumption as provided for herein, Takeda shall succeed to and be substituted for Shire, with the same effect as if it had been named in the Base Indenture as Shire, and Shire shall be relieved of any further obligation under the Indenture and under the Securities (including, for the avoidance of doubt, the Notes).
Section 2.03    Release of Takeda Guarantee. Pursuant to Section 2.06 of the Third Supplemental Indenture, the Takeda Guarantee provided for in such Third Supplemental Indenture shall be automatically released upon the consummation of the Shire Liquidation. For the avoidance of doubt, such release of the Takeda Guarantee provided for in the Third Supplemental Indenture will have no effect on the Takeda Assumption.
ARTICLE III
MISCELLANEOUS
Section 3.01    Ratification of Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, in the manner and to the extent herein and therein provided.
Section 3.02    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, Shire or Takeda, as applicable, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.
Section 3.03    Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FOURTH SUPPLEMENTAL INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.04    Waiver of Trial by Jury. EACH OF THE COMPANY, BAXALTA, SHIRE, TAKEDA, THE TRUSTEE AND EACH HOLDER OF NOTES, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES,

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.05    Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.06    Execution in Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Signatures delivered by facsimile or in portable document format (.pdf) by email shall be deemed to be originals for all purposes hereunder.
Section 3.07    Separability; Benefits. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Fourth Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the day and year first written above.

GIVEN under the common seal of SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC and DELIVERED as a DEED:

By:	/s/ Fiona Foley
	Name:	Fiona Foley
	Title:	Director

By:	/s/ Nigel Coffey
	Name:	Nigel Coffey
	Title:	Director

SHIRE LIMITED, as Guarantor

By:	/s/ Amitabh Singh
	Name:	Amitabh Singh
	Title:	Director
TAKEDA PHARMACEUTICAL COMPANY LIMITED, as Guarantor

By:	/s/ Costa Saroukos
	Name:	Costa Saroukos
	Title:	Chief Financial Officer

BAXALTA INCORPORATED, as Guarantor

By:	/s/ Amitabh Singh
	Name:	Amitabh Singh
	Title:	Treasurer

[Signature page to Fourth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the day and year first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee, Security Registrar and Paying Agent

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

[Signature page to Fourth Supplemental Indenture]